UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material under §240.14a-12

RED ROBIN GOURMET BURGERS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location:

legal proxy." To do Vote By Mail:

I Voting Items I The Board of Directors reconnends you vote FDR the fo11ow1ng proposal(s); 1. Election of Directors N0111n"e Cambr1a w. Dunaway Kalen F. Holmes 1A 18 1C Glenn B. Kaufman Aylwin B. Lewis 1D 1E Steven K. Lumpkin 1F Pattye L. Moore 1G Stuart I. Oran • 1H Denny Har1e Post The Board of Directors raconnends you vote FDR the fo11ow1ng proposal(s); 2 Approval, on an advisory basis, of the Company's executive compensation. ,... -; 02 ;;::I "..'. 0 § 0 3 Ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiseal year ending December 30, 2018. Envelope II # of II Sequence II Broadridge Internal Use Only XXlOOOOOCXX XXlOOOOOCXX Cusi[l Job II Sequence II 1 oooo oooo oooo oooo 1 B A R c 0 D E

IR..erved for Broadrldge Internal ControlInformation Voting Items Continued NOTE; Such other business as may properly come before the meeting or any adjournment thereof. Voting Instructions ;I ... Broadridge Internal Use Only Sequence * Envelope* o THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE Job* * f # Sequence * THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE